R F INDUSTRIES LTD

                              Filing Type: DEF 14A
                              Description: Definitive Proxy Statement
                              Filing Date: February 28, 2001
                              Period End: October 31, 2000

                   Primary Exchange: NASDAQ - SmallCap Market
                                  Ticker: RFIL

                               RF INDUSTRIES, LTD.
                                7610 Miramar Road
                            San Diego, CA 92126-4202

         NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS
                          WILL BE HELD ON MAY 11, 2001


         An Annual Meeting of Shareholders of RF Industries, Ltd., a Nevada corporation (the "Company"), will be held at the Mira Mesa Hotel at 9888 Mira Mesa Blvd., Function Room A, San Diego, CA 92126 on Friday, May 11, 2001, at 1:30 p.m., Pacific Standard Time, for the following purposes:

1. To elect four directors of the Company who shall serve until the 2002 Annual Meeting of Shareholders (and until the election and qualification of their successors).

2. To approve and ratify the Company's grant of an option to purchase 100,000 shares of common stock to its Chief Financial Officer pursuant to her employment agreement.

3. To ratify the selection of J.H. Cohn LLP as the Company's independent public accountants for the fiscal year ending October 31, 2001.

4. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 23, 2001 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. A complete list of such shareholders will be available at the executive offices of the Company for ten (10) days before the meeting.

     All shareholders are cordially invited to attend the Annual Meeting of Shareholders in person. Regardless of whether you plan to attend the meeting, please sign and date the enclosed Proxy and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

                                            By Order of the Board of Directors

                                            Terrie A. Gross,
                                            Corporate Secretary
                                            Chief Financial Officer

San Diego, California
March 31, 2001

                               RF INDUSTRIES, LTD.
                                7610 Miramar Road
                            San Diego, CA 92126-4202

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of RF Industries, Ltd., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Friday, May 11, 2001, at 1:30 p.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Mira Mesa Hotel at 9888 Mira Mesa Blvd., Function Room A, San Diego, CA 92126. The Company intends to mail this Proxy Statement and the accompanying Proxy and annual report to all shareholders entitled to vote at the Annual Meeting on or about March 31, 2001.

Voting

     Only shareholders of record at the close of business on March 23, 2001, will be entitled to notice of and to vote at the Annual Meeting. On March 23, 2001, there were approximately 3,403,054 shares of Common Stock outstanding. The Company is incorporated in Nevada, and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

     On each or any other matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote and an affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote (where the holders of a majority of the shares entitled to vote are present in person or by Proxy) will be necessary to approve the matter. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     When the enclosed Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any person giving a Proxy in the form accompanying this statement has the power to revoke it any time before its exercise. It may be revoked by filing with the Secretary of the Company's principal executive office, 7610 Miramar Road, San Diego, CA 92126-4202, an instrument of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation

     The Company will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of Proxies by mail may be supplemented by telephone, telegram, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit Proxies other than by mail.

                                   PROPOSAL 1:

                      NOMINATION AND ELECTION OF DIRECTORS

     Each director to be elected will hold office until the next Annual Meeting and until his or her successor is elected and has qualified, or until his or her death, resignation, or removal. Four directors are to be elected at the Annual Meeting. All of the nominees for director were elected by the shareholders at the Company's 2000 annual meeting of shareholders.

     The four candidates receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors of the Company. Each person nominated for election has agreed to serve if elected. If any of such nominees shall become unavailable or refuse to serve as a director (an event that is not anticipated), the Proxy holders will vote for substitute nominees at their discretion. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the four nominees named below.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

Nominees

     Set  forth  below  is   information   regarding  the  nominees,   including
information furnished by them as to their principal occupations for the last five years, and their ages as of October 31, 2000.

        Name                               Age                   Director Since
        ----                               ---                   --------------
        John R. Ehret                      63                         1991
        Howard F. Hill                     61                         1979
        Henry E. Hooper                    47                         1998
        Robert Jacobs                      49                         1997

     John R. Ehret holds a B.S. degree in Industrial Management from the University of Baltimore. He is Vice-President, Chief Financial Officer, and co-owner of TPL Electronics of Los Angeles, California. He has been in the electronics industry for over 30 years.

     Howard F. Hill, a founder of the Company in 1979, has credits in Manufacturing Engineering, Quality Engineering and Industrial Management. He took over the presidency of the Company in July of 1993. He has held various positions in the electronics industry over the past 30 years.

     Henry E. Hooper holds a bachelor's degree and an MBA from Yale University. He serves as the Vice-President and Treasurer of The HomeFront, Inc., a health products distributor. Before the HomeFront, Mr. Hooper served in various leadership capacities for TESSCO Technologies, a distributor of wireless communications products and services. Mr. Hooper has been in the telecommunications industry for over 13 years.

     Robert Jacobs is RF Industries' Account Executive at Neil Berkman Associates and coordinates the Company's investor relations. He holds an MBA from the University of Southern California and has been in the investor relations industry for over 16 years.

     Terrie Gross joined the Company in January 1992 as Accounting Manager. She was elected to Corporate Secretary in February 1995, and elected to Chief Financial Officer in May 1997.

     Jack A. Benz, a director of the Company since 1990, resigned as a director of the Company effective December 31, 2000.

Board Committees and Meetings

     During the fiscal year ended October 31, 2000, the Board of Directors held two meetings. All members of the Board of Directors hold office until the next annual meeting of shareholders or the election and qualification of their successors. The Board of Directors has an Audit Committee. Executive officers serve at the discretion of the Board of Directors.

     During the fiscal year ended October 31, 2000, each Board of Directors member attended at least 75% of the aggregate of the meetings of the Board of Directors on which he served.

Audit Committee

     The Audit Committee meets at least quarterly with the Company's management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee, which as of the end of fiscal 2000 was composed of Messrs. Jacobs, Hooper and Ehret met one time during fiscal 2000.

                             Executive Compensation

     Summary of Cash and Other Compensation. The following table sets forth compensation for services rendered in all capacities to the Company for each person who served as the Company's chief executive officer during the fiscal year ended October 31, 2000 (each a "Named Executive Officer ). No other Named Executive Officer of the Company received salary and bonus which exceeded $100,000 in the aggregate during the fiscal year ended October 31, 2000.

          Annual Compensation                    Long-Term Compensation Awards

                                                                   Securities
                                                                   Underlying
Name of Prinicpal Position          Year     Salary     Bonus     Options/SARs
                                               ($)       ($)          ($)

Howard F. Hill, President           2000    125,000    25,000        4,000
                                    1999    125,000    25,000        4,000
                                    1998     85,000     - 0 -        4,000

     As permitted by rules established by the SEC, no such amounts were paid with respect to certain perquisites which were either the lesser of 10% of bonus plus salary or $50,000 for the last three fiscal years.

     Option Grants. The following table contains information concerning the stock option grants to the Company's Named Executive Officer for the fiscal year ended October 31, 2000.(1)


                        Option Grants in Last Fiscal Year

                              Securities      % of Total Options
                              Underlying          Granted to
                               Options           Employees in       Base Price     Expiration
Name                           Granted (#)        Fiscal Year       ($/Share)         Date
Howard F. Hill, President
Incentive Stock Option          2,000               2.3%             $5.12          October
                                                                                     2009

Non-Qualified Option            2,000                16%             $4.35          October
                                                                                     2009

(1) Shares vest 20% on the first anniversary of the date of grant, and vest 20% annually for four years thereafter. Options generally have a maximum term of ten years.

     Option Exercises and Holdings. The following table sets forth information concerning option exercises and option holdings under existing sock option plans and the Employee Agreement for the year ended October 31, 2000, with respect to the Company's Chief Executive Officer(2)

              Aggregated Options/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                                                                        Value of
                                                                                                      Unexcercised
                                           Value Realized            Number of Unexercised            In-the-Money
                      Shares Acquired     Market Price at            Options/SARs at Fiscal         /SARs at Fiscal
                                           Exercise Less                  Year-End (#)                Year-End ($)

Name                    Exercise #       Exercise Price ($)      Exercisable      Unexercisable       Exercisable

Howard F. Hill,           54,000              $265,920             454,000              0              $2,223,920


(2) Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing value per share was $5.12 on the last trading day of the fiscal year as reported on the Nasdaq SmallCap Market.

     During the fiscal year ended October 31, 2000, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers.

Employment Agreement

     The Company has no employment or severance agreements, other than with the President, for payments of more than $100,000. On June 1, 1994, the Company entered into a six year, renewable employment contract with the President calling for annual compensation of $85,000, increased to $125,000 in 1999, plus a bonus to be determined by the Board. The employment contract was renewed effective January 1998 and the current term expires in 2005. In the event Mr. Hill is terminated for a material breach of the employment contract, he shall be paid one years' initial base salary. In addition, the employment contract granted the President options to acquire 500,000 shares of common stock at $.10 per share. Such options vest ratably over the six-year term of the initial agreement. At October 31, 2000, options to purchase all 500,000 shares were vested. Upon termination, Mr. Hill must exercise his options within one year of written notice. The shares underlying his options may be sold to the Company at an agreed upon price, and the Company has a right of first refusal to purchase such shares.

Compensation of Directors

     The Company has no standard arrangements pursuant to which directors of the Company are compensated for their services as directors. The directors are eligible for reimbursement of expenses incurred in connection with attendance at Board meetings and Board committee meetings. During the fiscal year ended October 31, 2000, options to purchase 2000 shares of common stock were granted to each of the following directors: Messrs. Benz, Hill, Ehret, Hooper and Jacobs.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 2001 by: ( i ) each director and nominee for director; (ii) the executive officer named in the Summary Compensation Table in Executive Compensation; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the Common Stock.

                     Name and Address of               Number of Shares (1) &( 2)     Percentage (2)
Title of Class       Beneficial Owner                  Beneficially Owned           Beneficially Owned
--------------       ------------------                ------------------           ------------------
Common Stock         Hytek International, Ltd.         1,267,167(3)                   37.2 %
                     690 West 28th Street
                     Hialeah, FL 33010

Common Stock         Howard H. Hill                    512,000(4)                     15.05%
                     7610 Miramar Road,
                     Building 600
                     San Diego, CA 92126-4202

Common Stock         John R. Ehret                     10,000(5)                      *
                     7610 Miramar Road,
                     Building 600
                     San Diego, CA 92126-4202

Common Stock         Robert Jacobs                     26,600(6)                      *
                     7610 Miramar Road,
                     Building 600
                     San Diego, CA 92126-4202

Common Stock         Henry E. Hooper                   13,555(7)                      *
                     7610 Miramar Road,
                     Building 600
                     San Diego, CA 92126-4202

Common Stock         Terrie Gross                      40,000(8)                      1.18 %
                     7610 Miramar Road,
                     Building 600
                     San Diego, CA 92126-4202


                                       6

                    Name and Address of               Number of Shares (1) &( 2)      Percentage (2)
Title of Class       Beneficial Owner                  Beneficially Owned           Beneficially Owned
--------------       ------------------                ------------------           ------------------
Common Stock         All Directors and Officers        602,155                       17.69%
                     as a Group (5 Persons)

(1) This table is based on information supplied by officers, directors and principal stockholders, excluding Hytek International, Inc. Except as indicated in the footnotes to this table and pursuant to applicable community property laws to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of such shares. Applicable percentages are based on 3,403,054 shares outstanding on January 31, 2001.

(2) Shares of Common Stock which were not outstanding but which could be acquired upon exercise of an option within 60 days from the date of this filing are considered outstanding for the purpose of computing the percentage of outstanding shares beneficially owned. However, such shares are not considered to be outstanding for any other purpose.

(3) Mr. Benz, a director of the Company from 1990 to December 31, 2000, the effective date of his resignation as a director, was formerly an officer of Hytek International, Inc. ("Hytek"). The Company does not know if Mr. Benz is affiliated with Hytek, who the beneficial owners of Hytek are or if Mr. Benz may be deemed a beneficial owner of the securities held by Hytek. Does not include approximately 56,000 shares including approximately 10,000 shares which Mr. Benz has the right to acquire upon exercise of options exercisable within 60 days of the Record Date.

(4) Includes 454,000 shares which Mr. Hill has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

(5) Includes 10,000 shares which Mr. Ehret has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

(6) Includes 2,000 shares which Mr. Jacobs has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

(7) Includes 13,555 shares which Mr. Hooper has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

(8) Includes 28,000 shares which Ms. Gross has the right to acquire upon exercise of options exercisable within 60 days of the Record Date.

* Represents less than 1% of the outstanding shares.

There is no arrangement known to the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission

("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of reporting forms received by the Company, the Company believes that during its most recent fiscal year ended October 31, 2000, that its officers and directors complied with the filing requirements under Section 16(a), except for John Ehret ( 2 reports, 2 transactions); Henry Hooper ( 2 reports, 2 transactions); Howard Hill (2 reports, 3 transactions); Robert Jacobs (2 reports, 5 transactions); Terrie Gross (1 report, 1 transaction); Jack Benz (1 report, 1 transaction), and to the knowledge of the Company Hytek has not filed a Form 3.

                                   PROPOSAL 2:
                       APPROVAL AND RATIFICATION OF STOCK
                          OPTION GRANT TO TERRIE GROSS

     As an inducement to retain her services as Chief Financial Officer and Secretary, the Board of Directors approved the entry by the Company into the employment agreement with Terrie Gross as summarized herein. The Board of Directors is requesting shareholder approval of the provisions of the employment agreement with Ms. Gross that provide for a grant of options to purchase shares of common stock of the Company.

     The Company entered into an employment agreement with Ms. Gross effective on November 5, 1999 which provides that she will serve as the Chief Financial Officer and Corporate Secretary of the Company for an initial term of ten years which must be renewed annually unless sooner terminated in accordance with the termination provisions of the employment agreement.

     The employment agreement provides for, among other things, a grant of a non-qualified option to purchase 100,000 shares of the common stock of the Company at an exercise price of $1.50 per share. The shares of common stock underlying the option vest, or become exercisable, for 20,000 shares per year at the first anniversary of the employment agreement and vest an additional 20,000 shares each year thereafter. If Ms. Gross's employment is terminated by written notice of a material breach of her employment agreement terms, she must exercise her vested options within one year of termination. The Company has the right of first refusal to purchase shares of common stock acquired upon exercise of her options at an agreed upon price. The Company must submit to Ms. Gross in writing its interest to purchase shares of stock underlying her options within 30 days of a written request from Ms. Gross, and the Company has 60 days from the date of written notice to exercise its option to purchase such shares.

     The closing sale price of the common stock of the Company on the Nasdaq SmallCap Market on the date of grant was $1.50. Since the Company's common stock is listed on The Nasdaq SmallCap Market, the Company is subject to Nasdaq's corporate governance rules, including Rule 4350 I(1)(A) (the "Nasdaq Rule"). The Nasdaq Rule provides that an issuer must obtain shareholder approval for the sale or issuance of common stock pursuant to an arrangement where common stock may be acquired by officers or directors when the arrangement under which the securities may be issued exceeds the lesser of 1% of the number of shares of common stock, 1% of the voting power outstanding, or 25,000 shares. The issuance of the 100,000 shares under the employment agreement with Ms. Gross will equal approximately 2.94% of the outstanding common stock of the Company as of February 28, 2001. Consequently, the Company is seeking shareholder approval prior to the issuance of any of the shares of common stock under the option granted to Ms. Gross.

Federal Income Tax Information

     The option granted to Ms. Gross is a nonstatutory stock option. Nonstatutory stock options have no special tax status. An optionee generally does not recognize taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code of 1986, as amended, or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify and approve the grant of the options to purchase shares of common stock of the Company to Ms. Gross.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                                   PROPOSAL 3:
                              SELECTION OF AUDITORS

     Subject to stockholder approval at the Annual Meeting, the Board has selected J.H. Cohn LLP to continue as the Company's independent auditors for the fiscal year ending October 31, 2001. A representative of J.H. Cohn LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

     Stockholder ratification of the selection of J.H. Cohn LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of J.H. Cohn LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of J.H. Cohn LLP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3


                        REPORT OF THE AUDIT COMMITTEE (1)

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended October 31, 2000.

     The Audit  Committee  has  reviewed and  discussed  the  Company's  audited financial statements with the management. The Audit Committee has discussed withJ.H. Cohn LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with J. H. Cohn LLP their independence from the Company.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix "1" to this Proxy Statement. Fees for J.H. Cohn LLP for the last fiscal year were: Audit - $30,900, and all other fees of $19,800, which includes due diligence on potential acquisition candidates, reviewing 10-Q's and other matters.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company Annual Report on Form 10-KSB for the fiscal year ended October 31, 2000.

                                             AUDIT COMMITTEE
                                             Robert Jacobs
                                             Henry Hooper
                                             John Ehret

(1) The material in this report is not deemed "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Stock Performance Graph(1)

     The following graph compares the monthly return for the Company, the NASDAQ US Stock Index and the NASDAQ Electronic Components Stock Index.

                            [GRAPHIC OMITTED]

* The monthly return on investment for each of the periods for the Company is based on the closing price on the last trading day of each month. The Indices are based on their respective values on the final trading day of each month.

Certain Transactions

     On April 1, 1997, the Company loaned to Howard Hill, its President and Chief Executive Officer, $70,000 pursuant to a Promissory Note which provides for interest at the rate of 6% per annum and which has no specific due date for principal or interest payments.

     The Company entered into an employment agreement with Terrie Gross, the Chief Financial Officer of the Company effective on November 5, 1999. Pursuant to the agreement, Ms. Gross was granted an option to acquire 100,000 shares of common stock at an exercise price of $1.50 per share. The options vest for 20,000 shares at the first anniversary of the agreement and vest an additional 20,000 shares every year thereafter. Ms. Gross has one year within termination of her employment to exercise the options granted. Upon written notice of a material breach of her employment agreement, Ms. Gross will be paid one year's salary. The Company has the right to purchase shares underlying the option granted to Ms. Gross at agreed upon prices.

     Mr. Jacobs, a director of the Company, is an employee of Neil Berkman Associates, the Company's public relations firm. For the fiscal years ended October 31, 2000 and October 31, 1999, the Company paid to Neil Berkman Associates approximately $31,785 and $27,220, respectively, for services rendered.

                             STOCKHOLDERS' PROPOSALS

     Stockholders who intend to submit proposals at the 2002 Annual Meeting must submit such proposals to the Company no later than March 1, 2002 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board of Directors in connection with that meeting. Stockholders proposals should be submitted to RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202.

                                 ANNUAL REPORTS

     The Company's 2000 Annual Report on Form 10-KSB/A which includes audited financial statements for the Company's fiscal year ended October 31, 2000, is being mailed with the Proxy Statement to stockholders of record on or about March 31, 2001.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting of any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.

                                                     Terrie A. Gross,
                                                     Corporate Secretary
                                                     Chief Financial Officer

San Diego, California
March 31, 2001

                                  APPENDIX "1"

                     Charter for the Audit Committee of the
                    Board of Directors of RF Industries, Ltd.

RATIFICATION OF THE ESTABLISHMENT OF AUDIT COMMITTEE.

     WHEREAS, it is deemed to be in the best interests of the Company and its shareholders to ratify the establishment of the Audit Committee, made up of independent members of the Board of Directors, in order to assist, evaluate and make recommendations regarding who will serve as the Company's independent public accountants, and to monitor the propriety and ethical implications of certain transactions between the Company and its employees, officers and members of the Board of Directors,

     RESOLVED, that the establishment for the Audit Committee of this Board of Directors be, and it hereby is, ratified, with the members as designated by the Board of Directors;

     RESOLVED FURTHER, that the purposes and objective of the Audit Committee shall be to (1) study, review and evaluate the Company's accounting, auditing and reporting practices, including internal audit and control functions, and to serve as a focal point for communication between non-committee directors, the independent accountants and the Company's management and (2) monitor transactions between (a) the Company and (b) its employees, officers and members of the Board of Directors, or any affiliates of the foregoing;

     RESOLVED FURTHER, that the Audit Committee shall have full power and authority to carry out the following responsibilities:

1. Make recommendations to the full Board of Directors annually regarding the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, and make recommendations regarding other appropriate courses of action to be taken in connection with services performed for the Company by the independent auditors;

2. Review the engagement of the independent auditors, including the scope, extent and procedures of the audit, the compensation to be paid therefor and all other matters the Committee deems appropriate;

3. Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements including without limitation the policies for recognition of revenues in financial statements;

4. Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures;

5. Assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner;

6. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs;


                                     AP1-1

7. Review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period;

8. Review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors;

9. Consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect;

10. Investigate, review and report to the full Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of Directors of the Company, or any affiliates of the foregoing;

11. The Audit Committee is responsible for ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and the Audit Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditor;

12. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee. The composition of the Audit Committee shall be compliant with applicable NASD listing standards; and

13. Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

     RESOLVED FURTHER, that the Audit Committee is to meet at least three (3) times per year, and as many additional times as the Committee deems appropriate; and

     RESOLVED FURTHER, that minutes of each meeting are to be prepared and sent to committee members, members of the Board of Director who are not members of the Audit Committee and the Secretary of the Company.


                                     AP1-2

                                      PROXY

                               RF INDUSTRIES, LTD.
                              a Nevada Corporation
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 11, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Howard F. Hill and John Ehret, or either of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of RF Industries, Ltd., held of record by the undersigned on March 23, 2001 at the Annual Meeting of Shareholders to be held at the offices of the Company at 7610 Miramar Road, Building 6000, San Diego, CA 92126-4202 on Friday, May 11, 2001, at 1:30 p.m. Pacific Daylight Time, or any adjournments or postponement thereof with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.

     [ ]   FOR all nominees listed             [ ]   WITHHOLD AUTHORITY to
           below(except as marked                    vote for all nominees
           to the contrary below)                    listed below

    Nominees:  Howard F. Hill, John R. Ehret, Henry E. Hooper and Robert Jacobs.

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------



2.   PROPOSAL TO APPROVE AND RATIFY THE STOCK OPTION GRANT TO TERRIE GROSS.

     [ ]   For              [ ]   Against           [ ]   Abstain

3.   PROPOSAL TO RATIFY APPOINTMENT OF J.H. COHN LLP, AS INDEPENDENT AUDITOR.

     [ ]   For              [ ]   Against           [ ]   Abstain

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1,2, and 3. I understand that I may revoke this Proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to the commencement of the Annual Meeting.

DATED: ___________________________


       ___________________________
        Signature

       ___________________________
        Signature if Held Jointly

       ___________________________
         Number of Shares


     Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.





                                       2